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                                                                    EXHIBIT 4.11


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT is entered into as of November 2, 1999 by and among HealthGate Data Corp, a Delaware corporation (the "Company") and CIS Holdings, Inc., a Nevada corporation (the "Holder").

         WHEREAS, the Company and the Holder wish to provide certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act;

         NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

         "AFFILIATE" shall be defined herein as such term is defined in Rule 13e-3 of the Exchange Act.

         "COMMISSION" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

         "COMMON STOCK" means the Common Stock, $.01 par value of the Company.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         "REGISTRATION EXPENSES" means the expenses described in Section 5.

         "REGISTRABLE SHARES" means (a) the shares of Common Stock issued or issuable to the Holder upon exercise of a warrant to purchase Common Stock of even date herewith, and (b) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalization, or similar events).

         "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).


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         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         "SHARES" means shares of the Common Stock issuable upon exercise of the Warrant.

2.  REQUIRED REGISTRATIONS.

         2.1. DEMAND REGISTRATIONS. At any time following one year after the closing of the Company's initial public offering of Common Stock under the Securities Act, the Holder may request, in writing, that the Company effect the registration of all or any portion of the Registrable Shares, provided that such Registrable Shares have an anticipated net aggregate offering price in excess of two million dollars ($2,000,000). The Holder shall not have the right to distribute the Registrable Shares for which a demand right is requested in a firm commitment underwritten offering under this Section 2.1. The Company shall, as expeditiously as possible, use reasonable efforts to effect the registration of all Registrable Shares that the Company has been requested to so register.

         2.2. LIMITATIONS. The Company shall not be required to effect more than two registrations pursuant to Section 2.1 above.

         2.3. DELAY FOR GOOD CAUSE. If at the time of any request to register Registrable Shares pursuant to this Section 2, the Company is engaged or has firm plans to engage within 90 days of the time of the request in a registered public offering as to which the Holder may include Registrable Shares pursuant to Section 3 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the effective date of such offering or 120 days from the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any twelve month period.

         2.4. PRIOR REGISTRATIONS. The Company shall not be required to file a Registration Statement in response to a demand under this Section 2 within 90 days after the effectiveness of any other registration statement it has filed under the Securities Act registering shares of equity securities (other than a registration statement on Form S-8, S-4 or successor to such forms).

3.  INCIDENTAL REGISTRATION.

         3.1. COMPANY REGISTRATION. Whenever the Company proposes to file a Registration Statement (other than in connection with the Company's initial public offering), it shall give written notice to the Holder of its right to participate in the offering at least 20 days prior to


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the anticipated date of effectiveness of the Registration Statement. Upon the written request of the Holder given within 7 days after the Company provides such notice, the Company shall use reasonable efforts to cause all Registrable Shares which the Company has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution. The Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3.1 without obligation to the Holder.

         3.2. LIMITATIONS. In connection with any offering under this Section 3 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. The right of the Holder to include Registrable Shares in a Registration Statement under this Section 3 shall be subject to the limitations set forth in the Registration Agreement dated April 7, 1999 between the Company and holders of Series E Preferred Stock and the Registration Agreement dated June 17, 1999 between the Company and General Electric Company as follows. The Holder shall be entitled to participate in a demand registration under such agreements to the same extent as the parties to the registration agreements described in clauses (i) through (iv) of Section 1(d) of each such agreement. The Holder shall be entitled to participate in piggyback registrations under such agreements to the same extent as the holders covered by clause (iii) of
Section 2(d) of each such agreement.

4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of this Agreement to use reasonable efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

         4.1. FILING. File with the Commission a Registration Statement with respect to such Registrable Shares and use reasonable efforts to cause that Registration Statement to become and remain effective;

         4.2. AMENDMENTS AND SUPPLEMENTS. As expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep any Registration Statement filed pursuant to Section 2 effective for a period of not less than 90 days from the effective date;

         4.3. COPIES OF PROSPECTUS. As expeditiously as possible furnish to the Holder such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares;


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         4.4. BLUE SKY QUALIFICATION. As expeditiously as possible use reasonable efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Holder shall reasonably request, and do any and all other acts and things that may be necessary to enable Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares, as the case may be; PROVIDED, HOWEVER, that the Company shall not thereby be required to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

         4.5. UNDERWRITTEN OFFERING. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering, enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary covenants and agreements to be performed by such issuer, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering.

         4.6. EARNINGS STATEMENT. Use reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to it security holders, as soon as reasonably practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 promulgated under the Securities Act) covering the period of at least 12 months beginning with the first month following the effective date of the Registration Statement;

         4.7. LISTING. Either list the Registrable Shares on a national securities exchange or have them designated as national market securities by the National Association of Securities Dealers, Inc. ("NASD").

         4.8 INSPECTION. Make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to this Agreement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

In connection with any Registration under Sections 2 and 3 hereof, the holders of Registrable Shares will expeditiously supply the Company with all information and copies of all documents reasonably necessary to effect such registration in compliance with the Securities Act and the rules and regulations thereunder and shall otherwise cooperate with the Company and its counsel in expediting the effectiveness of any such registration.

If the Company has delivered preliminary or final prospectuses to the Holder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Holder and, if requested, the Holder shall immediately


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cease making offers of Registrable Shares and shall return all prospectuses to the Company. The Company shall promptly provide the Holder with revised prospectuses and, following receipt of the revised prospectuses, the Holder shall be free to resume making offers of the Registrable Shares.

The Holder shall furnish to the Company such information about the Holder and the distribution proposed by the Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 4.


5. ALLOCATION OF EXPENSES. The Company shall pay the Registration Expenses for the two registrations requested by the Holder pursuant to Section 2.1 and of all registrations pursuant to Section 3. If a registration requested by the Holder pursuant to Section 2.1 2.2 is withdrawn at the request of the Holder requesting it (other than as a result of information concerning the business or financial condition of the Company that is made known to the Holder after the date on which such registration was requested) and if the Holder elects not to have such registration counted as a registration requested under that Section, the Holder shall pay the Registration Expenses of such registration. For purposes of this Section, the term "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Sections 2 and 3, including, without limitation, all registration and filing fees, exchange or national market listing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with filings with the NASD, all printing expenses, fees and disbursements of counsel for the Company and its independent public accountants, fees and disbursements of one counsel for the selling Stockholders retained by Stockholders holding a majority of the Registrable Shares included in a registration and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions and fees of more than one counsel for the selling Stockholders. Such underwriting discounts and selling commissions shall be borne pro rata by the selling Stockholders in accordance with the number of their Registrable Shares taken in the aggregate included in such registration.

6.  INDEMNIFICATION.

         6.1. COMPANY INDEMNIFICATION. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such Registrable Shares, its partners, directors, officers and employees and any fund manager or fiduciary (which persons shall be deemed to be included in the term seller in this Section 6.1), each underwriter of such Registrable Shares and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities laws or otherwise, insofar as such losses,


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claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company shall reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company shall not be liable to any such seller, underwriter or controlling in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

         6.2. SELLER INDEMNIFICATION. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares severally and not jointly, shall indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of such Stockholder hereunder shall be limited to an amount equal to the proceeds to such Stockholder of Registrable Shares sold as contemplated herein.

         6.3. NOTICE OF CLAIMS, ETC. Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for


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the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as a term thereof the giving by the claimant or plaintiff to such Indemnified Party of a general release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

         6.4. CONTRIBUTION. If for any reason the foregoing indemnification is not available, or is insufficient to hold harmless an Indemnified Party, other than by reason of the exceptions provided herein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the holder of Registrable Shares and the Company as well as any other equitable considerations including the parties' relative knowledge and access to information concerning the matter with respect to which any claim is asserted and the opportunity to correct and prevent any such statement or omission leading to such loss, claim, damage or liability (or actions in respect thereof), but not including the relative benefits received by the holders of Registrable Shares on the one hand and the Company on the other; PROVIDED, HOWEVER, that in any such case (i) no holder of Registrable Shares will be required to contribute except to the extent and under such circumstances as such holder would be required to provide indemnification hereunder and then only in an amount not in excess of the net proceeds to it of all Registrable Shares sold in the registration, and (ii) no person guilty of fraudulent misrepresentation , within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person who is not so guilty.

7.  MISCELLANEOUS.

         7.1. "STAND-OFF" AGREEMENT. In connection with any underwritten public offering, if requested by the Company and the managing underwriter, the Holder hereby agrees not to effect any public sale or distribution of any Registrable Shares, nor engage in any transaction that would result in a public sale or distribution of securities of the same class as the Registrable Shares for a specified period of time not to exceed 180 days following the effective date of a Registration Statement; PROVIDED, THAT, this provision shall apply to the Holder in connection with any Registration Statement other than the Company's initial public offering only if Registrable Shares are included in such offering. The Holder agrees to execute any lock-up agreement reasonably requested by the managing underwriter to confirm this


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agreement. The Company may impose stop-transfer instructions with respect to the
Registrable Shares or other securities subject to the foregoing restriction until the end of the stand-off period.

         7.2. RULE 144 REQUIREMENTS. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit such stockholder to sell securities of the Company to the public without registration, the Company agrees to use reasonable efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (at any time after it has become subject to the reporting requirements of the Exchange Act);

                  (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                  (c) furnish to the Holder upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the closing of the first sale of securities by the Company pursuant to a Registration Statement), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

         7.3. TRANSFER OF RIGHTS. This Agreement, and the rights and obligations of the Holder hereunder, may not be assigned by the Holder without the prior written consent of the Company; PROVIDED, HOWEVER, the Holder may assign its rights under this Agreement in the event of a transfer of all, but not less than all, of the Registrable Shares to an Affiliate.

         7.4. GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the Commonwealth of Massachusetts without giving effect to the conflict of laws principles.

         7.5. ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holder.

         7.6. NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed effectively given upon personal delivery or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at its principal office and to a Holder at its address


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on the records maintained by the Company or at such other address as any party may designate by ten days' prior written notice to the other party.

         7.7. TITLES. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         7.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one Agreement.













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         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

                                         HEALTHGATE DATA CORP.


                                       By: /s/ William S. Reece
                                           ------------------------
                                           Name: William S. Reece
                                           Title: Chief Executive Officer

                                         CIS HOLDINGS, INC.



                                         By: /s/ Noel Williams
                                             ------------------------
                                                  Name: Noel Williams
                                                  Title: President














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